FORM 8-K SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 10, 2003
UNITED STATES CELLULAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900
Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events.

        United States Cellular Corporation announced that it has entered into a definitive agreement with AT&T Wireless to exchange wireless properties that will enhance the operations of both companies.

        This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by U.S. Cellular on March 10, 2003 relating to such announcement as an exhibit.

Item 7. Financial Statements and Exhibits

        Exhibits

        The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: March 10, 2003

By:	/s/ Thomas S. Weber

Thomas S. Weber
Vice President and Controller

3 EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	United States Cellular Corporation’s News Release, dated March 10, 2003, announcing that it has entered into an agreement with AT&T Wireless to exchange wireless properties.

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